Exhibit 10.3

AMENDMENT TO CRUDE OIL PURCHASE AGREEMENT

This Amendment to Crude Oil Purchase Agreement (“Amendment”) is entered into between Resolute Natural Resources Company, LLC (“Resolute”) and Western Refining Southwest, Inc. (“Western Southwest”). Navajo Nation Oil and Gas Company (“NNOGC”) acknowledges and consents to this Amendment as set forth below.

WHEREAS, Resolute and Western Southwest entered into a Crude Oil Purchase Agreement dated July 7, 2014 (the “Agreement”); and

WHEREAS, Resolute and Western Southwest desire to amend the term of the Agreement, and also to amend the percentages indicated on Exhibit A to the Agreement, which were incorrectly listed on the original Exhibit A to the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Resolute and Western Southwest hereby agree as follows:

1.	The section of the Agreement entitled “Term” shall be amended and restated as follows:

This Agreement shall commence on the Effective Dates as set forth in the Agreement, and continue until December 31, 2014 (the “Initial Term”). This Agreement will continue automatically after the Initial Term until March 31, 2015, and thereafter on a month-to-month basis unless and until terminated by either Party with ninety (90) days prior written notice of termination. The period during which the Agreement is in effect shall be referred to as the “Term.”

2.	Effective January 1, 2015, the discount of $9.50 set forth in the “Price” section of the Agreement shall be amended to $8.00.

3.	Exhibit A to the Agreement shall be amended and restated as of the Effective Dates as follows:

EXHIBIT A

Lease Name	County/State	Percentage (Resolute & NNOGC combined)
Aneth Unit – all leases	San Juan, Utah	87.250942%
McElmo Creek Unit – all leases	San Juan, Utah	82.136043%
Ratherford Unit – all leases	San Juan, Utah	77.694259%

4.	All capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement. Except as expressly amended hereby, all terms and conditions contained in the Agreement shall remain in full force and effect without amendment. If and to the extent that any terms and conditions of this Amendment are in conflict with any terms and conditions of the Agreement, this Amendment shall govern and prevail.

AGREED to as of the dates set forth below:

WESTERN REFINING SOUTHWEST, INC.		RESOLUTE NATURAL RESOURCES COMPANY, LLC

By:	/s/ Mark Smith	By:	/s/ James M. Piccone

Printed Name:	Mark Smith	Printed Name:	James M. Piccone

Title:	President, Refining and Marketing	Title:	President
Date:	12/31/14	Date:	12/31/14

Navajo Nation Oil and Gas Company, a/k/a Navajo Nation Oil & Gas Company, Inc. (“NNOGC”) hereby acknowledges and consents to this Amendment.

Navajo Nation Oil and Gas Company

By:	/s/ Louis Denetsosie

Printed Name:	Louis Denetsosie

Title:	Chief Executive Officer and President
Date:	12/31/14